                                                                   EXHIBIT 10.9
KEY GRANT
CONFIDENTIAL

                    FORM OF NONQUALIFIED STOCK OPTION NOTICE
                           1989 EQUITY INCENTIVE PLAN

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                        OPTIONEE                                               GRANT DATE               SHARES GRANTED
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




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                                                                       PLAN NUMBER     VESTING CODE       OPTION PRICE
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


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SUB. CODE        COST CENTER       SOCIAL SECURITY NUMBER
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


We are pleased to inform you that you have been granted an option to purchase Compaq common stock. Your grant has been made under the Company's 1995 Equity Incentive Plan (the "1995 Plan"), which, together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the 1995 Plan is available on Inline. Please review it carefully; capitalized terms in this Notice have the same meaning as the 1995 Plan.


1. Vesting: Subject to the conditions set forth below and in the 1995 Plan, you may exercise this Option to purchase a number of Shares equal to the difference between A and B, where

         A = the product of the number of Shares subject to your Option multiplied by a fraction, the numerator of which is the number of whole months which have elapsed since the grant date set forth above (not to exceed 60) and the denominator of which is 60; and

         B = the number of Shares you previously acquired by the exercise of this Option.

2. Exercise: Your Option may be exercised to the extent vested at any time during the period beginning on the grant date and ending ten years from the date hereof; provided that you may only exercise this Option with respect to whole shares.

3. [Transferability: Your Option may be transferred to a member of your immediate family or to an estate planning vehicle in accordance with the policies adopted by the Human Resources Committee. No subsequent transfers are permitted other than by laws of descent and distribution.]

4. Termination or Suspension of Employment: The 1995 Plan sets forth the terms and conditions of this grant that apply in the event of your termination or suspension of employment.

5. To Exercise: You may exercise this grant by delivering to the Company at its principal office notice of intent to exercise and payment in full of the exercise price. This option is a nonqualified option. Please refer to the attached Prospectus for a description of the federal income tax treatment of nonqualified options.

6. Taxes and Withholding: Upon exercise, arrangements must be made with the Company for satisfaction of any applicable federal, state, or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of all such required amounts.

7. Relevant Documents on Compaq Inline: An electronic copy of the 1995 Plan, a brochure relating to your stock options and other information about your options is available on Inline. Requests for paper copies of such documents may be made in writing to Shareholder Services.